CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated December 23, 2008 relating to Dreyfus Growth and Income Fund, Inc. for the fiscal year ended October 31, 2008 which is incorporated by reference in this Registration Statement (Form N-1A 33-44004 and 811-6474) of Dreyfus Growth and Income Fund, Inc.

ERNST & YOUNG LLP

New York, New York February 23, 2009